                                                                   Exhibit 10.17


                           STOCK REPURCHASE AGREEMENT


     THIS STOCK REPURCHASE AGREEMENT (the "Agreement") is made as of the 16th day of March, 1995, by and between TERAYON CORPORATION, a California corporation (the "Corporation"), and SHLOMO RAKIB ("Shareholder").

                             W I T N E S S E T H :

     WHEREAS, in connection with the purchase by certain investors of shares of the Corporation's Series A Preferred Stock, Shareholder desires to grant the Corporation an option to repurchase certain shares of the Corporation's Common Stock held by Shareholder.

     NOW, THEREFORE, IT IS AGREED between the parties as follows:

     1. (a) One Million Five Hundred Thousand (1,500,000) shares of the Corporation's Common Stock held by Shareholder (hereinafter sometimes collectively referred to as the "Shares") shall be subject to the option set forth in this paragraph 1 (the "Purchase Option"). In the event Shareholder shall cease to be employed by the Corporation (including a parent or subsidiary of the Corporation) at any time prior to the fourth anniversary of the date of this Agreement (the "Commencement Date") by voluntary resignation or involuntary termination with or without cause, the Corporation shall have the right, at any time within thirty (30) days after the date Shareholder ceases to be so employed (the "Employment Termination Date"), to exercise the Purchase Option, which consists of the right to purchase from the Shareholder or his personal representative, as the case may be, at a purchase price of Ten Cents ($0.10) per share ("the Option Price"), up to but not exceeding the number of Shares that have not vested under the provisions of subparagraph 1(b) below, upon the terms hereinafter set forth.

         (b) The Corporation may exercise the Purchase Option as to all or any portion of the Shares less the number of shares equal to the product of 31,250 multiplied by the number of full months that occurs between the Commencement Date and the Employment Termination Date.

         (c) Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Corporation, or a parent or subsidiary of the Corporation, to terminate Shareholder's employment, for any reason, with or without cause.

     2. The Purchase Option shall be exercised by written notice signed by an officer of the Corporation and delivered or mailed as provided in paragraph 14. The Option Price shall be payable, at the option of the Corporation, in cancellation of all or a portion of any outstanding indebtedness of Shareholder to the Corporation or in cash (by check) or both.

     3.  The Corporation may assign its rights under paragraphs 1 and 2 hereof.

                                       1.

     4.  If, from time to time during the term of the Purchase Option:

         (i) there is any stock dividend or liquidating dividend of cash and/or property, stock split, or other change in the character or amount of any of the outstanding securities of the Corporation; or

         (ii) there is any consolidation, merger or sale of all, or substantially all, of the assets of the Corporation;

then, in such event, any and all new, substituted or additional securities or other property to which Shareholder is entitled by reason of his ownership of the Shares shall be immediately subject to the Purchase Option and be included in the word "Shares" for all purposes of the Purchase Option with the same force and effect as the Shares subject to the Purchase Option under the terms of paragraph 1. While the total Option Price shall remain the same after each such event, the Option Price per Share upon exercise of the Purchase Option shall be appropriately adjusted.

     5. The Purchase Option shall terminate at the earlier of (a) March 15, 1999 or (b) if there is a Corporate Change, then as of the day immediately preceding the date of such Corporate Change. For purposes of this paragraph 6, "Corporate Change" shall mean an event in which (a) the Company shall not be the surviving corporation in any merger or consolidation (or survives only as a subsidiary of another entity), (b) the Company sells all or substantially all of its assets, (c) any person or entity, including a "group" as determined in accordance with Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (together with all persons or entities controlling, controlled by or under common control with such person or entity), acquires or gains ownership or control of (including, without limitation, power to vote) more than 50% of the outstanding shares of voting capital stock of the Company (other than shares newly issued by the Company in a financing), (d) as a result of, or in connection with any transaction, the persons who were directors of the Company before such transaction shall cease to constitute a majority of the board of directors of the Company or any successor to the Company or (e) the Company is dissolved and liquidated.

     6. All certificates representing any Shares subject to the provisions of this Agreement shall have endorsed thereon the following legends:

         (a) "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN OPTION SET FORTH IN AN AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER, OR THE PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS CORPORATION. ANY TRANSFER OR ATTEMPTED TRANSFER OF ANY SHARES SUBJECT TO SUCH OPTION IS VOID WITHOUT THE PRIOR EXPRESS WRITTEN CONSENT OF THE ISSUER OF THESE SHARES."

         (b) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"). THEY

                                       2.

MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE DISTRIBUTED UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT OR AN EXEMPTION THEREFROM IS AVAILABLE."

         (c) Any legend required to be placed thereon by the Corporation's
Bylaws.

         (d) Any legend required to be placed thereon by appropriate Blue Sky laws.

     7. As security for his faithful performance of the terms of this Agreement and to insure that the Shares will be available for delivery upon exercise of the Purchase Option as herein provided, the Shareholder agrees to deliver to and deposit with Cooley Godward Castro Huddleson & Tatum, counsel to the Corporation ("Escrow Agent"), as escrow agent in this transaction, two Stock Assignments duly endorsed (with date and number of shares blank) substantially in the form of Exhibit A attached hereto, together with the certificate or certificates evidencing the Shares; said documents are to be held by the Escrow Agent and delivered by the Escrow Agent pursuant to the Joint Escrow Instructions of the Corporation and Shareholder substantially in the form of Exhibit B attached hereto and incorporated by this reference, which instructions shall also be delivered to the Escrow Agent at the closing hereunder.

     8. Shareholder shall not sell or transfer any Shares then subject to the Purchase Option. Without in any way limiting the foregoing, Shareholder further agrees that he shall in no event make any disposition of all or any portion of the Shares unless and until:

         (i) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

         (ii) (a) He shall have notified the Corporation of the proposed disposition and shall have furnished the Corporation with a detailed statement of the circumstances surrounding the proposed disposition, (b) he shall have furnished the Corporation with an opinion of his own counsel to the effect that such disposition will not require registration of such shares under the Act, and
(c) such opinion of his counsel shall have been concurred in by counsel for the Corporation, such concurrence not to be unreasonably withheld, and the Corporation shall have advised him of such concurrence.

     9. The Corporation shall not be required (i) to transfer on its books any Shares that shall have been sold or transferred in violation of any of the provisions set forth in this Agreement or (ii) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

     10. Subject to the provisions of paragraph 7 above, Shareholder shall, during the term of this Agreement, exercise all rights and privileges of a shareholder of the Corporation with respect to the Shares deposited in said escrow.

                                       3.

     11. The Shareholder hereby agrees that, if so requested by the Corporation and the underwriters, Shareholder shall not sell or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any Common Stock of the Corporation held by him at any time during the 180-day period following the effective date of the first registration statement of the Corporation covering Common Stock (or other securities) to be sold on its behalf in an underwritten public offering, except Common Stock included in such registration; provided, however, that all officers and directors of the Corporation who hold securities of the Corporation or options to acquire securities of the Corporation enter into similar agreements.

     In order to enforce the foregoing covenant, the Corporation may impose stop-transfer instructions with respect to the Common Stock held by the Shareholder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

     12. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

     13. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or delivery by express courier, or four days after deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to the other party hereto at its address hereinafter shown below its signature or at such other address as such party may designate by ten days' advance written notice to the other party hereto.

     14. This Agreement shall be governed by the laws of the State of California and interpreted and determined in accordance with the laws of the State of California, as such laws are applied by California courts to contracts made and to be performed entirely in California by residents of that state.

     15. This Agreement shall inure to the benefit of the successors and assigns of the Corporation and, subject to the restrictions on transfer herein set forth, shall be binding upon the Shareholder, his heirs, executors, administrators, successors and assigns.

     16. This Agreement, together with the Exhibits hereto, constitutes the entire, final and exclusive statement of the agreement of the parties with respect to the subject matter hereof.

                                       4.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

SHAREHOLDER:                                TERAYON CORPORATION:


__________________________________      By: _________________________________
SHLOMO RAKIB                                ZAKI RAKIB, Chief Executive Officer

Address: _________________________      Address:  404 Saratoga Avenue,
__________________________________                Suite 201
__________________________________                Santa Clara, CA 95050



EXHIBIT A      Assignment
EXHIBIT B      Escrow Instructions

                                       5.

                                   EXHIBIT A


                   STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE


     FOR VALUE RECEIVED, Shlomo Rakib hereby sells, assigns and transfers unto TERAYON CORPORATION, a California corporation (the "Company"), pursuant to the Purchase Option under that certain Stock Repurchase Agreement, dated March 16, 1995, by and between the undersigned and the Company (the "Agreement"), _______________ (________) shares of Common Stock of the Company standing in the undersigned's name on the books of the Company represented by Certificate No(s). _______ and does hereby irrevocably constitute and appoint the Company's Secretary to transfer said stock on the books of the Company with full power of substitution in the premises. This Assignment may be used only in accordance with and subject to the terms and conditions of the Agreement, in connection with the repurchase of shares of Common Stock issued to the undersigned pursuant to the Agreement, and only to the extent that such shares remain subject to the Company's Purchase Option under the Agreement.


Dated: ____________________

                                 ____________________________________________
                                 SHLOMO RAKIB

                                   EXHIBIT B


                           JOINT ESCROW INSTRUCTIONS



Cooley Godward Castro
 Huddleson & Tatum
One Maritime Plaza, 20th Floor
San Francisco, CA  94111-3580

Dear Sir or Madam:

     As Escrow Agent for both TERAYON CORPORATION, a California corporation ("Corporation"), and the undersigned holder of stock of the Corporation ("Shareholder"), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Stock Repurchase Agreement ("Agreement"), dated March 16, 1995, to which a copy of these Joint Escrow Instructions is attached as Exhibit B, in accordance with the following instructions:

     1. In the event the Corporation or an assignee shall elect to exercise the Purchase Option set forth in the Agreement, the Corporation or its assignee will give to Shareholder and you a written notice specifying the number of shares of stock to be purchased, the purchase price, and the time for a closing hereunder at the principal office of the Corporation. Shareholder and the Corporation hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

     2. At the closing you are directed (a) to date any stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver same, together with the certificate evidencing the shares of stock to be transferred, to the Corporation against the simultaneous delivery to you of evidence of payment to Shareholder of the purchase price of the number of shares of stock being purchased pursuant to the exercise of the Purchase Option.

     3. Shareholder irrevocably authorizes the Corporation to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as specified in the Agreement. Shareholder does hereby irrevocably constitute and appoint you as his attorney-in-fact and agent for the term of this escrow to execute with respect to such securities and other property all documents of assignment and/or transfer and all stock certificates necessary or appropriate to make all securities negotiable and complete any transaction herein contemplated.

     4. This escrow shall terminate upon expiration or exercise in full of the Purchase Option, whichever occurs first.

                                      1.

     5. If at the time of termination of this escrow you should have in your possession any documents, securities or other property belonging to Shareholder, you shall deliver all of same to any pledgee entitled thereto or, if none, to Shareholder and shall be discharged of all further obligations hereunder.

     6. Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

     7. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties or their assignees. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Shareholder while acting in good faith and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

     8. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court.
In case you obey or comply with any such order, judgment or decree of any court, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

     9. You shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

     10. You shall not be liable for the outlawing of any rights under any statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

     11. Your responsibilities as Escrow Agent hereunder shall terminate if you shall resign by written notice to each party. In the event of any such termination, the Corporation may appoint any officer, assistant officer or other representative of the Corporation as successor Escrow Agent and Shareholder hereby confirms the appointment of such successor or successors as his attorney-in-fact and agent to the full extent of your appointment.

     12. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

     13. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities, you may (but are not obligated to) retain in your possession without liability to anyone all or any part of said securities until

                                      2.

such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

     14. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in any United States Post Box, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties hereunto entitled at the following addresses, or at such other addresses as a party may designate by ten days' written notice to each of the other parties hereto:

CORPORATION:             TERAYON CORPORATION
                         404 Saratoga Avenue, Suite 201
                         Santa Clara, CA 95050

SHAREHOLDER:             SHLOMO RAKIB
                         _________________________________
                         _________________________________
                         _________________________________

ESCROW AGENT:            Cooley Godward Castro
                          Huddleson & Tatum
                         One Maritime Plaza, 20th Floor
                         San Francisco, CA  94111-3580
                         Attn:  Karyn R. Smith

     15. By signing these Joint Escrow Instructions you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

     16. This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns. It is understood and agreed that references to "you" or "your" herein refer to the original Escrow agent and to any and all successor Escrow Agents. It is understood and agreed that the Corporation may at any time or

                                      3.

from time to time assign its rights under the Agreement and these Joint Escrow Instructions in whole or in part.

                                    Very truly yours,

                                    TERAYON CORPORATION


                                    By: ___________________________________


                                    Title: ________________________________


                                    SHAREHOLDER:


                                    _______________________________________
                                    SHLOMO RAKIB

ESCROW AGENT:

COOLEY GODWARD CASTRO
HUDDLESON & TATUM


By: _________________________________

Name: _______________________________

Title: ______________________________

                                      4.